UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2008

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)	(Zip Code)

212-317-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends and restates the Form 8-K filed by Centerline Holding Company (the "Registrant") on March 14, 2008 to correct the information under the column labeled “Number of Common Shares” for Robert L. Levy in the table set forth below, which, due to a clerical error, was incorrectly originally reported as 67,721 instead of the correct amount of 38,375.

Executive Bonuses and Long-Term Incentive Awards

On February 29, 2008, the Compensation Committee of the Board of Trustees of the Registrant approved the 2007 bonuses and incentive compensation grants under the Registrant’s 2007 Incentive Share Plan effective March 10, 2008 (the “Effective Date”) for the following executive officers of the Registrant: Marc D. Schnitzer, Chief Executive Officer and President; Robert L. Levy, Chief Financial Officer; Leonard W. Cotton, Vice Chairman, and James L. Duggins, Executive Managing Director.  The bonuses and awards are set forth in the following table:

Executive Officer	Cash Bonus	Value of Restricted Common Shares	Number of Common Shares
Marc D. Schnitzer	$1,100,000	$300,000	67,721
Robert L. Levy	$670,000	$170,000	38,375
Leonard W. Cotton	$760,000	$200,000	45,147
James L. Duggins	$745,000	$200,000	45,147

All common shares granted to the executives will vest over a three year period, with one third vesting on each of the first three anniversaries of the Effective Date. The number of common shares issued to each executive officer was determined using a grant price of $4.43 per share which was the closing price of the Registrant’s common shares on the trading date prior to the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY
(Registrant)

By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer

March 17, 2008